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                                                                    EXHIBIT 4.15

THE RIGHTS AND REMEDIES OF THE NOTE HOLDERS (AS DEFINED BELOW) UNDER THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT AND AMENDMENT TO SECURITY DOCUMENTS ARE SUBJECT TO THAT CERTAIN DEBT SUBORDINATION AGREEMENT DATED AS OF MARCH 20, 1998 AMONG FLEET CAPITAL CORPORATION, BANC ONE CAPITAL PARTNERS, LLC AND THE COMPANIES LISTED BELOW AND THAT CERTAIN LIEN SUBORDINATION AGREEMENT DATED AS OF MARCH 20, 1998 BETWEEN FLEET CAPITAL CORPORATION AND BANC ONE CAPITAL PARTNERS, LLC.


                  INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
                       AND AMENDMENT TO SECURITY DOCUMENTS


      THIS INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT AND AMENDMENT TO SECURITY DOCUMENTS (this "AGREEMENT"), dated as of April 13th, 2001, is made by and among Sterling BOCP, LLC, a Delaware limited liability company ("STERLING"), Banc One Capital Partners, LLC, a Delaware limited liability company and Small Business Investment Company ("BOCP"), in its capacity as Secured Party under the Security Documents (as hereinafter defined) and agent (in such capacity, and together with its successors and assigns, the "COLLATERAL AGENT") for Sterling and BOCP as Note Holders (as hereinafter defined), and Atlantic Premium Brands, Ltd. ("ATLANTIC"), Carlton Foods Corp. ("CARLTON"), Prefco Corp. ("PREFCO"), Richards Cajun Foods Corp. ("RICHARDS"), Grogan's Farm, Inc. ("GROGAN'S") and Potter Sausage Co. ("POTTER'S"), each a Delaware corporation (collectively, the "COMPANY").

                                    RECITALS

      A. The Company has entered into that certain Senior Subordinated Note and Warrant Purchase Agreement dated as of March 20, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "NOTE AGREEMENT") with BOCP pursuant to which the Company has issued and sold to BOCP a Senior Subordinated Note in the aggregate principal amount of $6,500,000 due March 31, 2005 (the "ORIGINAL NOTE"), a Warrant to purchase 666,947 shares of Nonvoting Common Stock of Atlantic (the "FIXED WARRANT") and a Warrant to purchase up to 428,753 shares of Nonvoting Common Stock of Atlantic (the "CONTINGENT WARRANT", and together with the Fixed Warrant, the "WARRANTS").

      B. BOCP and Sterling have entered into that certain Note and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement") pursuant to which BOCP has sold, and Sterling has purchased (the "SALE OF INTERESTS"), ten-percent of BOCP's interest in the Note Agreement, the Original Note, the Warrants and the Security Documents (as hereinafter defined). Pursuant to the Sale of Interests, the Company has issued to Sterling a Senior Subordinated Note in the aggregate principal amount of $650,000 due March 31, 2005 (as the same may be amended or substituted from time to time, the "STERLING NOTE") and has issued to BOCP an Amended and Substituted Senior Subordinated Note in the aggregate principal amount of


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$5,850,000 due March 31, 2005 amending and substituting the Original Note (the
"BOCP NOTE", and together with the Sterling Note, the "NOTES").

      C. The Company has previously executed and delivered, and has agreed to cause all subsequently organized or acquired Subsidiaries to execute and deliver, various pledge agreements, security agreements, financing statements and other documents, including, but not limited to, (i) that certain Security Agreement dated as of March 20, 1998 by and among the Company and BOCP, (ii) that certain Stock Pledge Agreement dated as of March 20, 1998 between Atlantic and BOCP pursuant to which Atlantic pledged all of the capital stock of Richards to BOCP, (iii) that certain Stock Pledge Agreement dated as of March 20, 1998 between Atlantic and BOCP pursuant to which Atlantic pledged all of the capital stock of Prefco to BOCP, (iv) that certain Stock Pledge Agreement dated as of March 20, 1998 between Atlantic and BOCP pursuant to which Atlantic pledged all of the capital stock of Grogan's to BOCP and (v) that certain Stock Pledge Agreement dated as of March 20, 1998 between Atlantic and BOCP pursuant to which Atlantic pledged all of the capital stock of Potter's to BOCP (each of the foregoing agreements in this Recital C, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "SECURITY DOCUMENTS"), providing liens and security interests in favor of BOCP in the property described in such Security Documents (the "COLLATERAL") in order to secure the obligations of the Company under and in respect of the Note Agreement and the Original Note.

      D. It is a condition precedent to the effectiveness of the Purchase Agreement that this Agreement shall have been executed and delivered in order to
(a) amend the Security Documents so as to name the Collateral Agent, as agent for BOCP and Sterling, as Secured Party thereunder, (b) set forth certain responsibilities and obligations of the Collateral Agent and (c) establish among the Note Holders respective rights with respect to certain payments that may be received by the Collateral Agent in respect of the Collateral.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      SECTION 1.1. Uniform Definitions; Cross-references. The capitalized terms used herein and defined in the Note Agreement but not otherwise defined in this Agreement are used herein with the meaning therein specified as of the date hereof. Each reference to a particular section, paragraph or other provision of the Note Agreement is a reference to such section, paragraph or other provision as in effect on the date hereof.

      SECTION 1.2. Additional Definitions. The following terms, as used herein, have the following meanings:


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      "ASSIGNEE" shall mean any assignee or other transferee of any portion of the right, title or interest of any Note Holder under the Note Agreement, except for any such transferee that becomes a Note Holder for purposes hereof in accordance with Section 6.2 hereof.

      "CREDIT FACILITY" shall mean the Note Agreement as it relates to the Notes, the Notes, and all notes or other evidences of indebtedness issued pursuant thereto.

      "DEBT SUBORDINATION AGREEMENT" shall mean that certain Debt Subordination Agreement dated as of March 20, 1998 by among BOCP, the Company and Fleet Capital Corporation.

      "DEFAULT" shall mean a "Default" as defined in the Note Agreement.

      "DOLLARS" shall mean lawful currency of the United States of America.

      "EVENT OF DEFAULT" shall mean an "Event of Default" as defined in the Notes.

      "FINANCIAL OBLIGATIONS" shall mean, with respect to any Note Holder under the Credit Facility, such Note Holder's Funded Obligations and Other Obligations under the Credit Facility.

      "FINANCING DOCUMENTS" shall mean the Note Agreement, the Notes, the Warrants, and the Security Documents.

      "FUNDED OBLIGATIONS" shall mean, with respect to any Note Holder under the Credit Facility, the aggregate amount payable (whether or not then due) to such Note Holder under the Credit Facility in respect of principal or interest (determined in accordance with the applicable provisions of the Credit Facility, but only to the extent accrued through the applicable determination date).

      "LIEN SUBORDINATION AGREEMENT" shall mean that certain Lien Subordination Agreement dated as of March 20, 1998 by among BOCP, the Company and Fleet Capital Corporation.

      "NOTE HOLDERS" shall mean BOCP, Sterling and each Person that hereafter becomes a "Note Holder" for purposes hereof in accordance with Article VI hereof, and "Note Holder" means any one of them.

      "OTHER OBLIGATIONS" shall mean, with respect to any Note Holder under the Credit Facility, the aggregate amount payable (whether or not then due) to such Note Holder under the Credit Facility other than its Funded Obligations thereunder, including, without limitation, all fees, costs and expenses, including those associated with such Note Holder's exercise, if any, of rights under Section 3.2 hereof.

      "PURCHASER" shall have the meaning specified in Section 6.2 hereof.

      "REQUIRED NOTE HOLDERS" shall mean Note Holders holding, in the aggregate, at least 51% of the outstanding principal amount of the Notes.


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      "SHARING PERCENTAGE" shall mean, as to any Note Holder at any time, the percentage equivalent of a fraction of which (a) the numerator is such Note Holder's Funded Obligations under the Note Agreement and (b) the denominator is the sum of the Funded Obligations of all Note Holders under the Note Agreement, as of the earliest date on which an Acceleration occurs.

      "TOTAL FUNDED OBLIGATIONS" shall mean, at any time, the aggregate of all Funded Obligations of all Note Holders then outstanding under the Credit Facility.

      "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

                                   ARTICLE II.

                                COLLATERAL AGENT

      SECTION 2.1. Amendment to Security Documents. Each of the Security Documents is hereby amended by substituting the Collateral Agent, as agent for the benefit of BOCP and Sterling, for BOCP as the "Secured Party" under each such Security Document. As such, notwithstanding the order or time of attachment of, or the order, time, or manner of perfection or the order or time of filing or recordation of any document or instrument, or other method of perfecting any lien which may have heretofore been, or may hereafter be, granted directly to, or created directly in favor of, any Note Holder in any property or assets included or intended to be included in the Collateral, and notwithstanding any conflicting term or condition which may be contained in any Financing Document or Security Document and notwithstanding any provision of the UCC or other applicable law, the Collateral Agent shall have a first priority lien and security interest in the Collateral, subject only to liens and security interests granted in favor of the Senior Creditors.

      SECTION 2.2. Appointment and Authority of Collateral Agent. In order to expedite the enforcement of the rights and remedies set forth in the Security Documents, the Collateral Agent is hereby appointed to act as agent for the Note Holders hereunder and thereunder, and the Company expressly agrees and acknowledges that the Collateral Agent has been granted a security interest in and liens on the Collateral and that the Note Holders are entitled to the benefits thereof. The Company and BOCP shall, contemporaneously with the execution and delivery of this Agreement, execute and deliver all necessary UCC Financing Statements and Amendments as Collateral Agent or any Note Holder may reasonably request naming Company as "Debtor" and the Collateral Agent as "Secured Party". Furthermore, the Collateral Agent is hereby authorized to take such action on behalf of the Note Holders under the terms and provisions of the Security Documents and to exercise such rights and remedies hereunder and thereunder as are specifically delegated to or required of the Collateral Agent under the terms and provisions hereof and thereof. The Collateral Agent is hereby expressly authorized as Collateral Agent on behalf of the Note Holders, without hereby limiting the foregoing, and subject to, and in accordance with, the terms and conditions of this Agreement:

      (a) to receive on behalf of each of the Note Holders any payment of monies paid to the Collateral Agent in accordance with the Security Documents, and to distribute to each Note


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Holder its respective portion of all payments so received in accordance with the terms of this Agreement;

      (b) to receive all documents and items to be furnished under the Security Documents;

      (c) to maintain physical possession of any of the Collateral as contemplated in any of the Security Documents;

      (d) to act on behalf of the Note Holders in and under the Security Documents;

      (e) to execute and deliver to the Company, its Subsidiaries and any other Person requests, demands, notices, approvals, consents and other communications received from the Note Holders in connection with the Security Documents, subject to the terms and conditions set forth herein and therein;

      (f) to the extent permitted by this Agreement and the Security Documents, to exercise on behalf of each Note Holder all remedies thereof upon the occurrence and during the continuance of any Default or Event of Default under any of the Security Documents; provided, however, that the Collateral Agent shall be required to foreclose on any portion of the Collateral only upon the written request of the Required Note Holders (although the Collateral Agent may, in its discretion, otherwise choose to exercise its right hereunder to do so without such request); and

      (g) to take such other actions, other than as specified in Section 2.3 hereof, as may be requested by the Required Note Holders or as are reasonably incident to any powers granted to the Collateral Agent hereunder and not in conflict with applicable law or regulation or any Financing Document.

      In no event, however, shall the Collateral Agent release any portion of the Collateral without the prior written consent of each of the Note Holders, except pursuant to Section 2.11.

      SECTION 2.3. Further Modification of Security Documents. The Collateral Agent shall not, without the prior written consent of the Required Note Holders, and except as expressly provided for herein, enter into any amendment, modification or supplement of any of the Security Documents.

      SECTION 2.4. Non-Reliance on Collateral Agent and Other Note Holders. Each Note Holder agrees that it has, independently and without reliance on the Collateral Agent or any other Note Holder, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Collateral, and that it will, independently and without reliance upon the Collateral Agent or any other Note Holder, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the Security Documents. Notwithstanding the foregoing, the Collateral Agent shall send to the Note Holders any credit or other information concerning the affairs, financial condition or business of the Company which may come into the possession of Collateral Agent, written notice of any Default or Event of Default of which the Collateral Agent (in its capacity as such) has knowledge or of which it has been given notice, and all payments and repayments of amounts required hereunder to be paid to the Note Holders received by the Collateral Agent under or in connection with the


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Security Documents or this Agreement; and the Collateral Agent shall provide each Note Holder with a schedule of all costs and expenses which the Collateral Agent has paid or proposes to pay from the proceeds of such payments or repayments as permitted hereunder.

      SECTION 2.5. Collateral Agent and Affiliates. Collateral Agent, in its capacity as a Note Holder shall have the same rights and powers under the Financing Documents and may exercise or refrain from exercising the same as though it were not the Collateral Agent hereunder.

      SECTION 2.6. Liability of Collateral Agent. The Collateral Agent shall be entitled to rely on any communication or document believed by it to be genuine and correct and shall not be liable to any Note Holder for any of the consequences of such reliance, or for any other action taken or not taken by it, absent gross negligence or willful misconduct. As to any matters not expressly provided for herein or in the Security Documents, the Collateral Agent shall act or refrain from acting in accordance with written instructions from the Required Note Holders or, in the absence of such instructions, in accordance with its reasonable discretion, taking into account the interests of all Note Holders. The Collateral Agent shall not be obligated to follow any such written directions to the extent that such directions are in conflict with any provision hereof or of any applicable law or regulation or any Financing Document. Neither the Collateral Agent nor any director, officer, affiliate, employee, representative or agent of the Collateral Agent shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any of the Financing Documents or any payment thereunder; or (b) the performance or observance of any of the covenants or agreements of the Company or any of its Subsidiaries under any of the Financing Documents.

      SECTION 2.7. Indemnification of Collateral Agent; Defense of Claims.

      (a) Each Note Holder hereby agrees to indemnify the Collateral Agent and each of the Collateral Agent's directors, officers, affiliates, representatives, employees and agents (as used in this Section 2.7, "Collateral Agent" shall mean all of the foregoing) against all loss, cost, liability and expense (to the extent not paid by the Company or its Subsidiaries and not arising out of or as a result of gross negligence or willful misconduct on the part of the Collateral Agent), including reasonable attorneys' fees, resulting from any action taken or to be taken by it as Collateral Agent on behalf of the Note Holders within the scope of its authority as provided in this Agreement or any of the Security Documents, to the extent of such Note Holder's pro rata share (so long as any Funded Obligations are outstanding, based upon its pro rata percentage of the Total Funded Obligations) of any such loss, cost, liability and expense; provided, however, if the Collateral Agent's actions were not taken with the express authorization or consent of a Note Holder, such Note Holder's indemnification liability hereunder shall be limited to the amounts collected with respect to Collateral which such Note Holder receives or otherwise would be entitled to receive under this Agreement.

      (b) The Collateral Agent shall notify each Note Holder as promptly as is reasonably practicable of the written assertion of, or the commencement of, any claim, suit, action or proceeding filed against the Collateral Agent arising out of, or in connection with, the acceptance or administration of the duties imposed upon the Collateral Agent hereunder or under any of the Security Documents or any action or omission taken or made within the scope of the rights or


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powers conferred upon the Collateral Agent hereunder or under the Security
Documents promptly after the Collateral Agent shall have received the written assertion or have been served with the summons or other first legal process giving information as to the nature and basis of such claim, suit, action or proceeding. Each Note Holder shall be entitled to participate in and assume, at its own expense, the defense of any such claim, suit, action or proceeding, and such defense shall be conducted by counsel chosen by such Note Holder, provided, however, that (i) if any Note Holder has not assumed the defense of such claim, suit, action or proceeding or (ii) if the defendants in any such action include both the Collateral Agent and the Note Holders and the Collateral Agent shall have been advised by its counsel that there may be legal defenses available to it that are different from or additional to those available to the Note Holders, which in the reasonable opinion of such counsel are sufficient to make it undesirable for the same counsel to represent both the Note Holders and the Collateral Agent, the Collateral Agent shall have the right to employ its own counsel in all such instances described in (i) or (ii) above, and shall be entitled to recover from any proceeds received pursuant to Section 4.2 all reasonable fees of such counsel. If more than one Note Holder gives notice of assumption of defense, the matter shall be presented to all the Note Holders and, unless the Collateral Agent receives notice from the Required Note Holders specifying the Note Holder that is to assume the defense, the Collateral Agent shall proceed itself with the defense. Except as provided above, the Collateral Agent's right to recover its reasonable counsel fees from proceeds received pursuant to Section 4.2 shall cease upon any Note Holder's assumption of the defense of the claim, suit, action or proceeding. Each of the Note Holders and the Collateral Agent is always entitled to defend itself at its own expense. Neither the Note Holders nor the Collateral Agent shall be bound by any settlement entered into by the other parties without such party's consent.

      SECTION 2.8. Resignation or Removal of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below,
(i) BOCP shall resign as Collateral Agent, without notice to any Person, if it ceases to have any right, title or interest in the Credit Facility and (ii) the Collateral Agent may resign at any time by giving notice thereof to each Note Holder and the Company. Upon any such resignation, a successor Collateral Agent may be appointed by the Required Note Holders, provided that any such successor Collateral Agent shall either be another Note Holder or a depository institution with capital and surplus greater than $25,000,000 that is qualified to perform its duties hereunder and under the Security Documents. If no successor Collateral Agent shall have been appointed as aforesaid and shall have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Note Holders, appoint a successor Collateral Agent which shall be a depository institution with capital and surplus greater than $25,000,000 and which shall be qualified to perform its duties hereunder and under the Security Documents.

      If the Collateral Agent shall fail or refuse to perform or commence performing any act set forth in written instructions delivered pursuant to, and in accordance with the terms and conditions of, this Agreement (other than where such nonperformance is beyond the control of the Collateral Agent or where such performance would entail a violation of applicable law or conflict with the provisions of this Agreement or any Financing Document), and such failure continues for a period of 15 days from the date of receipt of said written instructions, the Collateral Agent may be removed by the Note Holder directing the action which the Collateral Agent failed or refused to take. Such Note Holder shall also have the right to appoint a successor


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Collateral Agent with the consent of the other Note Holders (other than the Note
Holder so removed as Collateral Agent), and if no successor Collateral Agent shall have been so appointed and shall have accepted such appointment within five Business Days after removal, then the Note Holder that directed the action which the Collateral Agent failed or refused to take may, on behalf of Note Holders, appoint a successor Collateral Agent which shall be a depository institution with capital and surplus greater than $25,000,000 and which shall be qualified to perform its duties hereunder and under the Security Documents.

      Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder, except to the extent provided above for acts or omissions prior to the resignation or termination. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, (a) the provisions of Sections 2.6 and 2.7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent, (b) any Collateral held in possession of the retiring Collateral Agent shall be delivered to the successor Collateral Agent, and (c) the retiring Collateral Agent shall assign all of its rights as secured party, mortgagee, assignee, deed of trust beneficiary or other similar position with respect to all of the Collateral to the successor Collateral Agent for the pro rata benefit of the Note Holders.

      SECTION 2.9. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint a bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Collateral Agent, or to act as separate agent or agents on behalf of the Note Holders with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Article II).

      SECTION 2.10. Compensation of Collateral Agent; Expenses. The Collateral Agent agrees to serve hereunder without compensation. Any successor Collateral Agent appointed pursuant to Section 2.8 shall be compensated by the Note Holders on a scheduled basis which shall be approved by the Required Note Holders. The Note Holders agree that such compensation paid to any successor Collateral Agent and all reasonable out-of-pocket expenses, including reasonable attorneys' fees, incurred by the Collateral Agent or such successor Collateral Agent on behalf of the Note Holders incident to the exercise or enforcement of any terms or provisions of the Security Documents shall be indebtedness to the Collateral Agent or such successor Collateral Agent, secured by the Collateral. Upon the request of the Collateral Agent or such successor Collateral Agent, however, the Note Holders will reimburse the Collateral Agent or such successor Collateral Agent, to the extent not paid by the Company or its Subsidiaries, for any such expenses (but in no event any fees) in accordance with each Note Holder's pro rata percentage of the Total Funded Obligations.

      SECTION 2.11. Release of Collateral. The Company may from time to time request the Collateral Agent in writing, with copies thereof delivered simultaneously to all Note Holders, to release portions of the Collateral, if and to the extent such Collateral is required to be released in


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connection with any sale of Collateral that is permitted under the Credit
Facility. Promptly after the Collateral Agent receives (a) such written request from the Company and (b) written notice from the Required Note Holders that the proposed disposition is permitted under the terms of the Credit Facility, the Collateral Agent shall release such Collateral.

      SECTION 2.12. Action by Collateral Agent. Except as expressly set forth in this Section 2.12, Collateral Agent shall not be responsible for the value, form, validity, priority, enforceability or effectiveness of any interest of the Note Holders in the Collateral, provided, however, Collateral Agent shall (i) maintain and protect all certificated securities in its possession that are held as Collateral and (ii) file all UCC Financing Statements, UCC Amendments, UCC Continuation Statements and related documents as they become necessary to maintain and protect Collateral Agent's and the Note Holders' security interest in the Collateral, as applicable, due to certain changes in the status of the Company, including but not limited to (A) a change in the Company's legal name,
(B) a change in the Company's chief executive office, (C) a change in the location of any the Collateral or (D) the addition of new classes of Collateral, provided, further, that Collateral Agent shall have no affirmative obligation to ascertain the necessity to file any such UCC Amendment or UCC Financing Statement.

                                  ARTICLE III.

                             ENFORCEMENT OF REMEDIES

      SECTION 3.1. Exercise of Rights. Except as otherwise expressly set forth herein, so long as any Financial Obligations remain unpaid, the Note Holders hereby agree to refrain from exercising any and all rights each may individually (i.e., other than through the Collateral Agent) now or hereafter have to exercise any right pursuant to the Security Documents, the UCC, or under similar provisions of the laws of any jurisdiction or otherwise dispose of or retain any of the Collateral. The Note Holders hereby agree not to take any action whatsoever to enforce any term or provision of the Security Documents or to enforce any right with respect to the Collateral, in conflict with this Agreement or the terms and provisions of the Security Documents.

      SECTION 3.2. Permitted Action by the Note Holders. Any Note Holder may (but in no event shall be required to), without instruction from the Collateral Agent, take action permitted by applicable law or in accordance with the terms of the Security Documents to preserve its rights and Liens in any item of Collateral securing the payment and performance of any Financial Obligations, including but not limited to curing any default or alleged default under any contract entered into by the Company or any of its Subsidiaries, paying any tax, fee or expense on behalf of the Company or any of its Subsidiaries, exercising any offset or recoupment rights and paying insurance premiums on behalf of the Company or any of its Subsidiaries so long as such action shall not impair the rights of the Collateral Agent or of any other Note Holder.

      SECTION 3.3. Right to Instruct Collateral Agent. Subject to the provisions of the Note Agreement, the Debt Subordination Agreement and the Lien Subordination Agreement, as applicable, upon Acceleration under the Credit Facility, the Required Note Holders may instruct


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the Collateral Agent to liquidate the Collateral in the manner described in the
Security Documents.

                                   ARTICLE IV.

                   PRO RATA TREATMENT; APPLICATION OF PROCEEDS

      SECTION 4.1. Pro Rata Treatment. The Note Holders hereby agree that until satisfaction in full of all Financial Obligations owed to all Note Holders, the Note Holders will receive pro rata treatment, in accordance with their respective Sharing Percentages, in connection with all payments, distributions, collections or recoveries and all other matters relating to the Collateral hereunder and under each of the Security Documents.

      SECTION 4.2. Application of Proceeds. Subject to the provisions of the Note Agreement, the Debt Subordination Agreement and the Lien Subordination Agreement, as applicable, the net proceeds of any sale, enforcement or other disposition of any of the Collateral or other distribution in respect of the Collateral, following an Acceleration, and the net proceeds of any distributions received by the Note Holders or the Collateral Agent in respect of the Collateral following any marshaling of the assets of the Company or any of its Subsidiaries (whether in bankruptcy, reorganization, winding up proceedings or similar proceedings, or otherwise) or following confirmation of a plan of arrangement or plan of reorganization of the Company or any of its Subsidiaries, shall be applied by the Note Holders and the Collateral Agent in the following order:

            first, to the payment of all reasonable costs and expenses, including reasonable attorneys' fees, incurred by the Collateral Agent in connection with the collection or enforcement of the Financial Obligations of the Note Holders or the preservation of, or realization upon, the Collateral under the Security Documents, including, without limitation, reasonable costs and expenses incurred by the Collateral Agent in connection with the defense of any claim, suit, action or proceeding against the Collateral Agent, as provided above in Section 2.7 and to the extent permitted under the Credit Facility;

            second, to the payment of the Funded Obligations of the Note Holders with respect to the Credit Facility, which payment shall be shared by the Note Holders pari passu according to their respective Sharing Percentages;

            third, to the payment of the Other Obligations of the Note Holders with respect to the Credit Facility, which payment shall be shared by the Note Holders pari passu according to their respective Sharing Percentages;

            fourth, to the payment to the Company or its Subsidiaries, or their respective successors or assigns, or as a court of competent jurisdiction may direct, or otherwise as required by law, if any surplus is then remaining from such proceeds.


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                                   ARTICLE V.

                         COOPERATION AMONG NOTE HOLDERS

      Each Note Holder agrees with each of the other Note Holders and the Collateral Agent that:

      (a) it will (and will cause each of its Assignees to) from time to time consult with the Collateral Agent and the other Note Holders in good faith regarding the enforcement of its and each of its Assignee's rights with a view to recovering amounts due under the Credit Facility;

      (b) it will (and will cause each of its Assignees to), in the case of any Default or Event of Default with respect to which it shall have received notice from, or provided notice to, the Company, give each other Note Holder and the Collateral Agent immediate notice, and if such notice is oral, confirmed in writing, of such Default or Event of Default; and

      (c) it will (and will cause each of its Assignees to) give the Collateral Agent and each other Note Holder immediate written notice of any acceleration of any of its or its Assignee's Financial Obligations or suspension of all or any portion of its Financial Obligations.

                                   ARTICLE VI.

                             SUCCESSORS AND ASSIGNS

      SECTION 6.1. Assignees. No provision of this Agreement shall restrict in any manner the assignment, participation or other transfer by any Note Holder of all or any part of its right, title or interest under the Credit Facility; provided that, unless any assignee, participant or transferee becomes a Note Holder for purposes hereof in accordance with Section 6.2, the transferor Note Holder shall remain responsible for performance of this Agreement with respect to the interest transferred, all as more fully set forth herein, and the Collateral Agent shall have no responsibilities to and need not acknowledge the interests of such assignee, participant or transferee; provided further that any partial assignment of a Note Holder's rights under the Credit Facility shall relate to a minimum of a $325,000 interest in the Credit Facility.

      SECTION 6.2. Additional Note Holders. In connection with an assignment of all, or of a proportionate part of all, of its right, title and interest under the Credit Facility to any insurance company, bank, other financial institution or Person (a "PURCHASER"), all in accordance with the applicable provisions of the Credit Facility, such Purchaser shall become a Note Holder hereunder only upon (a) the written agreement of such transferor Note Holder and such Purchaser and (b) the receipt by the Collateral Agent of a Supplement to Intercreditor and Collateral Agency Agreement and Amendment to Security Documents substantially in the form of Attachment A hereto executed and delivered by such Purchaser.

                                  ARTICLE VII.

                                  MISCELLANEOUS

      SECTION 7.1. No Partnership or Joint Venture. Nothing contained in this Agreement, and no action taken by the Collateral Agent or the Note Holders (or any of them) pursuant hereto, is intended to constitute or shall be deemed to constitute the Note Holders a partnership, association, joint venture or other entity.

      SECTION 7.2. Notices. Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including overnight delivery service, facsimile copy or similar writing) and shall be given to such party at its address or facsimile number specified pursuant to the Purchase Agreement or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Collateral Agent. All such notices and other communications shall, when mailed, delivered by overnight delivery service or transmitted by facsimile, be effective when deposited in the mails, delivered to the overnight delivery service or transmitted by telecopier with receipt confirmed, respectively.

      SECTION 7.3. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each of the Note Holders (and, if the rights or duties of the Collateral Agent are affected thereby, by the Collateral Agent).

      SECTION 7.4. Payments. All payments hereunder shall be made in Dollars in immediately available funds. All payments to the Collateral Agent shall be made to it at such office or account as it may specify for the purpose by notice to the Note Holders. All payments to any Note Holder shall be made to it, to the extent practicable, in accordance with the provisions of the Credit Facility.

      SECTION 7.5. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when (a) the Collateral Agent shall have received counterparts hereof executed by each of the parties listed on the signature pages hereof and (b) the Purchase Agreement shall have become effective.

      SECTION 7.6. Benefits. This Agreement is solely for the benefit of and shall be binding upon the Note Holders and the Collateral Agent and their successors or assigns except "Assignees", and neither the Company nor any other party shall have any right, benefit, priority or interest under or by reason of this Agreement.

      SECTION 7.7. Term. This Agreement shall remain in effect until all Financial Obligations are paid or otherwise satisfied in full and no Note Holder shall have any commitment to lend or otherwise extend credit under the Credit Facility.

      SECTION 7.8. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF OHIO, EXCEPT THAT THE RIGHTS, DUTIES AND OBLIGATIONS OF THE COLLATERAL AGENT HEREUNDER AS AN AGENT FOR THE NOTE HOLDERS SHALL INITIALLY BE GOVERNED BY THE LAW OF THE STATE OF OHIO AND THEREAFTER, WITH RESPECT TO ANY SUCCESSOR COLLATERAL AGENT, BY THE LAW OF THE STATE IN WHICH SUCH SUCCESSOR COLLATERAL AGENT HAS ITS PRINCIPAL PLACE OF BUSINESS.

      SECTION 7.9. Conflicts. In the event of any inconsistency or conflict between the terms and provisions of any Security Document and the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control in all respects.



      [Remainder of page intentionally left blank; signature page follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized as of the date first above set forth.


                                    COLLATERAL AGENT:

                                    BANC ONE CAPITAL PARTNERS, LLC

                                    By:         /s/ JAMES J. HENSON
                                          ------------------------------
                                    Name:       JAMES J. HENSON
                                          ------------------------------
                                    Title:      Authorized Signer
                                          ------------------------------

                                    NOTEHOLDERS:


                                    BANC ONE CAPITAL PARTNERS, LLC

                                    By:         /s/ JAMES J. HENSON
                                          ------------------------------
                                    Name:       JAMES J. HENSON
                                          ------------------------------
                                    Title:      Authorized Signer
                                          ------------------------------


                                    STERLING BOCP, LLC

                                    By:         /s/ STEVEN M. TASLITZ
                                          ------------------------------
                                    Name:       STEVEN M. TASLITZ
                                          ------------------------------
                                    Title:      Manager
                                          ------------------------------

                                    THE COMPANY

                                    ATLANTIC PREMIUM BRANDS, LTD.

                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------


                                    CARLTON FOODS CORP.

                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------


                                    PREFCO CORP.

                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------


                                    RICHARDS CAJUN FOODS CORP.

                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------


                                    GROGAN'S FARM, INC.

                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------


                                    POTTER SAUSAGE CO.

                                    By:         /s/ MERRICK M. ELFMAN
                                          ------------------------------
                                    Name:       MERRICK M. ELFMAN
                                          ------------------------------
                                    Title:      Chairman
                                          ------------------------------

                                  ATTACHMENT A

           SUPPLEMENT TO INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT
                       AND AMENDMENT TO SECURITY DOCUMENTS

                            (SUCCESSOR NOTE HOLDERS)

                                                             _____________, 200_

      Re: Intercreditor and Collateral Agency Agreement AND Amendment to Security Documents dated as of April __, 2001, made by and among Banc One Capital Partners, LLC, as Collateral Agent and the Note Holders from time to time parties thereto (the "COLLATERAL AGENCY AGREEMENT"); capitalized terms used herein and not otherwise defined herein shall have the meaning provided in the Collateral Agency Agreement.

Ladies and Gentlemen:

            We acknowledge that we have received a copy of the Collateral Agency Agreement and we refer to Section 6.2 thereof.

            Upon your receipt of this Supplement, we (a) shall have all the rights and benefits of a "Note Holder" under the Collateral Agency Agreement as if we were an original signatory thereto, and (b) agree to be bound by the terms and conditions set forth in the Collateral Agency Agreement and to be obligated thereunder as if we were an original signatory thereto.

            We hereby advise you that we have succeeded to [[________]% OF] the interest of [APPLICABLE NOTE HOLDER] under the Note Agreement and have assumed the obligations of [APPLICABLE NOTE HOLDER] thereunder.

            We hereby advise you of the following administrative details:

                  Address:
                  Facsimile:
                  Telephone:

            IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed by its proper officer hereunto duly authorized.

                                      [NEW NOTE HOLDER]


                                      By:_____________________________________
                                          Name:
                                          Title: